     As filed with the Securities and Exchange Commission on March 30, 2001

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                FutureLink Corp.
             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                                              95-4763404
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

           2 SOUTH POINTE DRIVE
         LAKE FOREST, CALIFORNIA                                   92630
(Address of Registrant's Registered Offices)                     (Zip Code)

                    2001 VSI EMPLOYEES RESTRICTED STOCK PLAN
                            (Full Title of the Plan)

                                Howard E. Taylor
                             Chief Executive Officer
                                FutureLink Corp.
                              2 South Pointe Drive
                              Lake Forest, CA 92630
                     (Name and Address of Agent For Service)

                                 (949) 672-3000
          (Telephone Number, Including Area Code, of Agent for Service)

                  Please address a copy of all communications:

     John F. Della Grotta, Esq.                   Thomas R. Pollock, Esq.
       Stephen D. Cooke, Esq.              Paul, Hastings, Janofsky & Walker LLP
Paul, Hastings, Janofsky & Walker LLP           399 Park Avenue, 31st Floor
  695 Town Center Drive, 17th Floor            New York, New York 10022-4697
  Costa Mesa, California 92626-1924                Tel: (212) 318-6000
         Tel: (714) 668-6200                       Fax: (212) 319-4090
         Fax: (714) 979-1921

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                      Proposed
                                                      Maximum              Maximum         Amount of
Title of Securities            Amount to be        Offering Price         Aggregate       Registration
to be Registered              Registered (1)       Per Share (2)       Offering Price         Fee
-------------------------------------------------------------------------------------------------------
Common Stock,
Par Value $0.0001
Per Share                     78,947 shares             $0.54            $42,631.38         $10.66
=======================================================================================================

--------
(1) Represents shares of common stock issuable under the 2001 VSI Employees Restricted Stock Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Calculated pursuant to Rules 457(c) and 457(h)(1), based on the average of the high and low sale prices ($0.54 per share) of the Common Stock of the Company on the Nasdaq Stock Market on March 28, 2001.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

        * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428(a)(1) under the Securities Act and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference:

        (a) The annual report on Form 10-KSB of FutureLink Corp. (the "Company") that contains audited financial statements for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission (the "Commission") on March 29, 2000, as amended by Form 10-KSB/A filed with the Commission on May 31, 2000 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        (b) The prospectus dated February 14, 2001, that contains audited financial statements for the fiscal year ended December 31, 1999, filed with the Commission on February 16, 2001 pursuant to Rule 424(b) under the Securities Act of 1933, as amended;

        (c) The quarterly report on Form 10-QSB of the Company for the quarterly period ended September 30, 2000, filed with the Commission on November 14, 2000 pursuant to the Exchange Act;

        (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

        (e) The description of the Company's common stock contained in the Company's registration statement on Form 8-A filed with the Commission on October 25, 1998 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities, including their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

        The Company's Certificate of Incorporation provides that to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended from time to time, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

        The Certificate of Incorporation and By-Laws of the Company provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

        In addition, the Company maintains liability insurance for its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable

ITEM 8. EXHIBITS

        The exhibits filed as part of this Registration Statement are as follows:


Exhibit Number               Description of Exhibit
--------------               ----------------------
      4            2001 VSI Employees Restricted Stock Plan

      5            Opinion of Paul, Hastings, Janofsky & Walker LLP

     23.1          Consent of Independent Auditors

     23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (included in the opinion filed as Exhibit 5)

     24 Power of Attorney authorizing Howard E. Taylor to sign amendments to this Registration Statement on behalf of officers and directors of the Company (contained on Signature Page of Registration Statement)

ITEM 9. UNDERTAKINGS

        (1) The Company hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) To include any material informatio with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                      provided, however, that the undertakings set forth in paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (b) That, for the purpose of determining any liability under the
                Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post- effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on this 29th day of March, 2001

                                                FUTURELINK CORP.

                                                By: /s/ HOWARD E. TAYLOR
                                                    ------------------------
                                                        Howard E. Taylor
                                                        President and Chief
                                                        Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard E. Taylor and James J. Sullivan, and each of them singly, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Name                             Title                                  Date
----                             -----                                  ----
/s/ HOWARD E. TAYLOR             President and Chief Executive Officer  March 29, 2001
------------------------------   (Principal Executive Officer)
    Howard E. Taylor

/s/ RICHARD M. WHITE             Executive Vice President and Chief     March 29, 2001
------------------------------   Financial Officer (Principal
    Richard M. White             Financial and Accounting Officer)

/s/ MARSHALL S. GELLER           Director                               March 29, 2001
------------------------------
    Marshall S. Geller

/s/ MICHAEL S. FALK              Director                               March 29, 2001
------------------------------
    Michael S. Falk

/s/ F. BRYSON FARRILL            Director                               March 29, 2001
------------------------------
    F. Bryson Farrill

/s/ TIMOTHY P. FLYNN             Director                               March 29, 2001
------------------------------
    Timothy P. Flynn

/s/ GLEN C. HOLMES               Director                               March 29, 2001
------------------------------
    Glen C. Holmes

/s/ PHILIP R. LADOUCEUR          Executive Chairman and a Director      March 29, 2001
------------------------------
    Philip R. Ladouceur

/s/ JAMES P. McNEIL              Director                               March 29, 2001
------------------------------
    James P. McNeil

/s/ GERALD A. POCH               Director                               March 29, 2001
------------------------------
    Gerald A. Poch

                                  EXHIBIT INDEX

    Exhibit Number    Description of Exhibit
    --------------    ----------------------
         4            2001 VSI Employees Restricted Stock Plan

         5            Opinion of Paul, Hastings, Janofsky & Walker LLP

        23.1          Consent of Independent Auditors

        23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (included in the opinion filed as Exhibit 5)

        24 Power of Attorney authorizing Howard E. Taylor to sign amendments to this Registration Statement on behalf of officers and directors of the Company (contained on Signature Page of Registration Statement)